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                                                                   EXHIBIT 99.01


OGE ENERGY CORP. ANNOUNCES STOCK BUYBACK, DECLARES
FIRST-QUARTER DIVIDEND


     OKLAHOMA CITY - The OGE Energy Corp.  (NYSE:  OGE) Board of Directors today approved the  repurchase  of up to six million  shares of the  company's  common stock during the next two years. The buyback will represent  approximately seven percent of the company's  outstanding common stock. After its purchase the stock will be retired.

     "We believe that our common stock  represents a good value," said Steven E.

Moore,  OGE Energy  chairman,  president  and CEO.  "The  buyback will allow the company to reduce its permanent  capitalization  and should  improve  shareowner value."

     In other  action,  the Board  declared a first  quarter  1999  dividend  of

$0.3325 per common share of stock for  shareowners  of record Jan. 8, 1999.  The dividend level remained unchanged from the previous quarter.

     OGE Energy Corp. is the parent company of Oklahoma Gas & Electric  Company,

Enogex Inc. and Origen Inc.


                         QUARTERLY
CLASS OF STOCK           DIVIDEND PER              RECORD                PAYMENT
                         SHARE                     DATE                  DATE
--------------------------------------------------------------------------------
OGE Energy Corp.
Common                   $  0.3325                 1-8-99                1-29-99

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